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                                                                     Exhibit 2.2


                                     FORM OF
                        7.50% CONVERTIBLE PROMISSORY NOTE

$50,000,000.00                                            Durham, North Carolina
                                                               December __, 2002



     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
        AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR
       SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS NOTE IS ALSO SUBJECT TO
            RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 17 HEREOF.

         FOR VALUE RECEIVED, the undersigned, TRIANGLE PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), promises to pay to GILEAD SCIENCES, INC. (the "INVESTOR"), in lawful money of the United States and in immediately available funds, the principal amount of Fifty Million Dollars ($50,000,000.00) (together with increases to such amount pursuant to Section 1 below, the "FACE AMOUNT") together with interest thereon calculated from the date hereof and delay or default amounts payable pursuant to, and in accordance with, the provisions of this Note.

         This Note was issued in connection with that Agreement and Plan of Merger among the Investor, Simbolo Acquisition Sub, Inc., and the Company dated December 3, 2002 (the "MERGER AGREEMENT"). As used herein, "NOTE" means this 7.50% Convertible Promissory Note and any similar convertible promissory note issued by the Company in exchange for, upon the partial conversion of, or to effect a transfer of, this Note.

         1. ACCRUAL OF INTEREST. Except as otherwise expressly provided in Section 9 hereof, interest shall accrue at the rate of seven and one half percent (7.50%) per annum (based on a year of 365 days for the actual days elapsed) on the Face Amount and, if not paid in cash on the Interest Payment Date (as defined below) shall result, on each Interest Payment Date, in a corresponding increase in the then outstanding Face Amount of this Note.

         2.       PAYMENT OF PRINCIPAL AND INTEREST ON NOTE.

                  (a) SCHEDULED PAYMENT OF PRINCIPAL. The Company shall pay the Face Amount, together with all accrued and unpaid interest and unpaid delay or default amounts thereon, if any, in cash to the Holder of this Note on the earlier of (i) December ___, 2007 or (ii) the termination of the Merger Agreement pursuant to Section 8.1(h) (in each case, the "MATURITY DATE").

                  (b) PAYMENT OF INTEREST. Commencing with a payment on December 31, 2002, the Company shall pay interest on this Note in cash quarterly in arrears on March 31, June 30, September 30 and December 31 of each year and on the Maturity Date, or if any such day is not a business day, on the next succeeding business day (each an "INTEREST PAYMENT DATE") to

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Holders of record on the immediately preceding March 15, June 15, September 15 and December 15, respectively.

                  (c) REDUCTION OF FACE AMOUNT ON HSR CLEARANCE DELAY. The Face Amount of the Note may be reduced in accordance with, and subject to, the provisions of Sections 8.1(e) and 8.1(f) of the Merger Agreement.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  (a) REQUISITE POWER AND AUTHORITY. The Company has all requisite power and authority to execute and deliver this Note and the other Note Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All action on the Company's part necessary for the execution and delivery of this Note and the other Note Documents, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of the Company hereunder and thereunder prior to the issuance of this Note has been taken. The Note Documents have been or will be duly executed and delivered by the Company. The Note Documents (assuming due execution and delivery by the Investor) are legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (b) OFFERING VALID. Assuming the accuracy of the representations and warranties of the Investor contained in Section 5 hereof, the offer, sale and issuance of the Note and the conversion of the Note into the Conversion Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

                  (c) NO GENERAL SOLICITATION. Neither the Company, nor any of its Subsidiaries or Affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Note or the Conversion Shares.

                  (d) NO INTEGRATED OFFERING. Neither the Company, nor any of its Subsidiaries or Affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration under the Securities Act of the Note or the Conversion Shares. The issuance of the Note and the Conversion Shares to the Investor or any other Holder will not be integrated with any other issuance of the Company's securities (past, current or future) which requires stockholder approval under the rules of the Nasdaq National Market.

                  (e) FORM S-3. The Company is eligible as of the Issue Date to file the of the Issue Date Form S-3 under the Securities Act and the rules promulgated thereunder, and as of the


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Issue Date Form S-3 is permitted under the Securities Act and the rules promulgated thereunder to be used for the transactions contemplated by the Note Documents.

         4.       COVENANTS OF THE COMPANY.

                  (a) PAYMENT OF NOTE. The Company shall promptly pay the principal of and interest on this Note on the dates and in the manner provided herein.

                  (b) SEC REPORTS AND AVAILABLE INFORMATION. The Company shall file with the SEC the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein.

                  (c) LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not permit any of its Subsidiaries to, Incur or suffer to exist any Indebtedness except: (i) Indebtedness evidenced by this Note; (ii) Permitted Indebtedness; (iii) Indebtedness owing by any of the Wholly-Owned Subsidiaries to any other Wholly-Owned Subsidiaries or the Company; (iv) other Indebtedness in an aggregate amount not to exceed $42,500,000 at any time; and (v) refinancings, extensions or other modifications of any of the items of Indebtedness and described in the foregoing clauses (i) through (iv).

                  (d) REPURCHASE RIGHT UPON A CHANGE OF CONTROL. The Company shall not agree to or permit a Change of Control unless it has available to it cash or committed financing sufficient to repurchase this Note, and irrevocably and unconditionally agrees to repurchase this Note pursuant to Section 8 hereof.

                  (e) CORPORATE EXISTENCE. The Company shall, and shall cause each of its Subsidiaries to: (i) do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its and their corporate existence, and its rights and franchises; and (ii) use commercially reasonable efforts to maintain, preserve and protect all of its material patents, trademarks and trade names, and preserve all the remainder of its material assets, in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto consistent with industry practices.

                  (f) TAX COMPLIANCE. The Company shall pay all transfer, excise or similar taxes (not including income or franchise taxes) in connection with the issuance, sale, delivery or transfer by the Company to the Holders of this Note and the Conversion Shares, and shall indemnify and save each Holder harmless without limitation as to time against any and all liabilities with respect to such taxes. The Company shall not be responsible for any taxes in connection with the transfer of this Note or such Conversion Shares by the Holder thereof. The obligations of the Company under this Section 4(f) shall survive the payment, prepayment, conversion or redemption of this Note.

                  (g) STATEMENT BY OFFICERS AS TO DEFAULT. The Company shall deliver to the Holders, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or


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both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

                  (h) APPROVED MARKET LISTING. The Company shall not voluntarily remove the Common Stock from listing on an Approved Market.

                  (i) RESERVATION OF SHARES; STOCK EXCHANGE LISTING.

                           (i) The Company shall at all times reserve and keep
available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note and the issuance of the Conversion Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. Without in any way limiting the foregoing, the Company agrees to reserve and at all times keep available solely for purposes of conversion of this Note such number of authorized but unissued shares of Common Stock that is at least equal to 150% of the aggregate shares issuable upon conversion of this Note, which number shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock.

                           (ii) The Company shall at its expense (i) not less
than thirty (30) days prior to the first anniversary of the date of issuance of this Note, prepare and submit an application to Nasdaq for listing the Conversion Shares and (ii) cause all shares of Common Stock issued upon the conversion of this Note to be listed at the time of such issuance on Nasdaq and/or such other national securities exchange shares on which shares of Common Stock are then listed on and shall maintain such listing.

                  (j) NOTE ISSUABLE ON CONVERSION. Upon any partial conversion by the Investor (or then Holder) of this Note into Common Stock pursuant to the terms hereof, the Company shall issue and deliver to the Investor (or Holder) within three (3) trading days of the conversion date, a new Note for the principal amount of this Note which the Investor (or Holder) has not yet elected to convert but which is evidenced in part by this Note submitted to the Company in connection with such conversion (with the number of and denomination of such new Note(s) designated by the Investor or Holder).

                  (k) FORM D; BLUE SKY LAWS. The Company agrees to file a Form D with respect to this Note and Conversion Shares, as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company has taken such action as the Company shall have reasonably determined is necessary to qualify this Note and Conversion Shares for sale to the Investor under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and has provided evidence of any such action so taken to the Investor.


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                  (l) SUBORDINATED INDEBTEDNESS. The Company will not make any payment in respect to any Indebtedness that is subordinated to the Indebtedness owing by the Company to the Holder under the Note Documents, except in compliance with the terms of such Indebtedness, or amend any provision contained in any documentation relating to such Indebtedness that would adversely affect the Investor's rights without the consent of the Investor.

         5.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

                  (a) REQUISITE POWER AND AUTHORITY. The Investor has all requisite power and authority to execute and deliver this Note and the other Note Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All action on the Investor's part necessary for the execution and delivery of this Note and the other Note Documents, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of the Investor hereunder and thereunder prior to the issuance of this Note has been taken. The Note Documents have been or will be duly executed and delivered by the Investor. The Note Documents (assuming due execution and delivery by the Company) are legal, valid and binding obligations of the Investor, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (b) INVESTMENT REPRESENTATIONS. The Investor acknowledges that neither this Note nor the Conversion Shares have been registered under the Securities Act or under any state securities laws. The Investor (a) is acquiring this Note and the Conversion Shares for its own account, not as a nominee or agent, and not with the present view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws, (b) is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the SEC, (c) acknowledges that this Note and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available and (d) represents that by reason of its business or financial experience, the Investor has the capacity to protect its own interests in connection with the transactions contemplated by the Note Documents.

                  (c) NO BROKER. The Investor has not employed any broker or finder or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Note.

                  (d) DISCLOSURE OF INFORMATION. Without limiting any of the representations and warranties of the Company set forth in the Merger Agreement, the Investor represents that it has conducted its own due diligence investigation of the Company, that it has had an opportunity to ask questions and receive answers from the Company regarding this Note and the business, properties and financial condition of the Company.

         6. OPTIONAL REDEMPTION.


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                  (a) OPTIONAL REDEMPTION. From and after the third (3rd)
anniversary of the Issue Date (as hereinafter defined), or upon a Change of Control during the first year after the Issue Date, the Company, at its option, may upon written notice to the Holder of this Note redeem this Note, in whole but not in part, to the extent it has funds legally available and irrevocably reserved therefor and such redemption is not prohibited by the terms of its outstanding indebtedness, at the redemption price of 100% of the Face Amount thereof, plus an amount equal to all accrued and unpaid interest and unpaid delay or default amounts thereon, if any, to the redemption date; PROVIDED, HOWEVER, that in the event of such redemption by the Company from and after the third (3rd) anniversary of the Issue Date, (i) a registration statement covering the Conversion Shares has been declared effective by the SEC and is currently effective, and (ii) the Company is permitted (without the necessity of any further approvals or action) by law and under the rules of any securities exchange on which the Common Stock is traded to convert this Note into shares of Common Stock and the Company intends and has the financial resources and ability to redeem this Note. Nothing in this Section 6 shall prevent the Holder from converting this Note into Common Stock at any time after the first anniversary of the Issue Date prior to the payment of the redemption proceeds of this Note.

                  (b) PAYMENT OF REDEMPTION PRICE.

                           (i) The amount of the redemption price, on any
redemption set forth herein, shall be paid to the Holder of this Note in cash.

                           (ii) The Company's written notice shall specify the
time and place of the redemption of this Note, calling upon the Holder to surrender this Note to the Company on the redemption date at the place designated in the notice. The date such written notice is received by a Holder is the "REDEMPTION RECORD DATE." The redemption date shall be not fewer than thirty (30) nor more than sixty (60) trading days after the Redemption Record Date. On or after the redemption date, the Holder of this Note shall present and surrender this Note to the Company at the place designated in the redemption notice and thereupon the redemption price of this Note, and any unpaid interest and unpaid delay or default amounts thereon to the redemption date, shall be paid in cash to or on the order of the person whose name appears in the Note Register (as herein defined) as the owner thereof, and the surrendered Note shall be canceled by the Company. Any notice of redemption by the Company shall be irrevocable, and any failure by the Company to redeem this Note for cash on the redemption date under this Section 6 shall result (without limiting the Holder's other rights under Section 9 and the other provisions of the Transaction Documents) in the automatic and permanent termination of all of the Company's rights under this Section 6.

                           (iii) If a notice of redemption has been given
pursuant to this Section 6 and the Holder of this Note shall, prior to the close of business on the business day immediately preceding the redemption date, give written notice to the Company pursuant to Section 7 below of the conversion of this Note (or any portion thereof), then such redemption shall not become effective as to this Note (or the portion thereof) to be converted and such conversion shall become effective as provided in Section 7 below.

         7. CONVERSION RIGHTS; ADJUSTMENTS. The Holders of this Note shall have conversion rights as follows (the "CONVERSION RIGHTS"):


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         (a) HOLDER'S RIGHT TO CONVERT. At any time after the first anniversary of the Issue Date, the Face Amount of this Note plus all accrued and unpaid interest and unpaid delay or default amounts thereon shall be convertible, in whole or in part, at the option of the Holder thereof, at any time and from time to time into fully paid and nonassessable shares of the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK") at the Conversion Price (as defined below) in effect as of the applicable Conversion Date (as defined below); PROVIDED, HOWEVER, that this Note may only be converted in such amounts and to the extent that such conversion would not violate the HSR Act (as defined in the Merger Agreement). The price at which shares of Common Stock shall be issuable upon conversion of this Note (the "CONVERSION PRICE") shall initially be $6.90. The Conversion Price shall be subject to adjustment as provided below.

         (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the Closing Price per Share of Common Stock on the trading date immediately preceding the related Conversion Date.

         (c)      MECHANICS OF CONVERSION.

                  (i) In order to exercise its conversion rights under this Note, the Holder shall deliver written notice in the form of Exhibit 1 to the Company stating that such Holder elects to convert all or part of the Face Amount, plus the ratable portion of any accrued but unpaid interest and unpaid delay or default amounts, represented by this Note. Such notice shall state the portion of the Face Amount proposed to be converted into Common Stock, plus the ratable portion of any accrued but unpaid interest and unpaid delay or default amounts proposed to be converted into Common Stock, and shall be accompanied within one (1) trading day by this Note. The date contained in the notice shall be the conversion date ("CONVERSION DATE") and the Holder shall be deemed to own the underlying Common Stock as of such date. As soon as practicable (but no later than three (3) days) after the Conversion Date, the Company shall issue and deliver to such Holder a certificate or certificates for the number of shares of Common Stock determined by dividing (i) the portion of the Face Amount proposed to be converted into Common Stock, plus the ratable portion of any accrued and unpaid interest and Payments proposed to be converted into Common Stock, by (ii) the Conversion Price in effect as of such Conversion Date whereupon, in the case where this Note shall have been converted in its entirety, this Note shall be cancelled and, in the case where only part of this
Note is converted (by election of the Holder), the amount outstanding under this Note shall be correspondingly reduced and the Company shall execute and deliver (at its own expense) a new Note of any authorized denomination as requested by the Holder in an aggregate principal amount equal to and in exchange for the unconverted portion of the principal amount of this Note so surrendered. Notwithstanding anything to the contrary in this Section 7, in the case where only a part of this Note is converted, the amount of the unconverted portion of this Note shall be at least $10,000. The conversion pursuant to Section 7 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder of such Common Shares at the close of business on the Conversion Date.


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                           (ii) If this Note shall have been surrendered for
conversion as herein provided it shall no longer be deemed to be outstanding and all rights with respect to this Note, including the rights, if any, to receive interest, notices and consent rights shall immediately cease and terminate on the Conversion Date, except only the right of the Holder to receive shares of Common Stock or cash, as the case may be, in exchange therefor, and, if applicable, cash for any fractional shares of Common Stock and a replacement
Note in respect of the portion of this Note that has not been converted into Common Stock. This Note, to the extent so converted, shall be retired and canceled.

         (d)      ADJUSTMENTS TO CONVERSION PRICE.

                  (i) SPECIAL DEFINITIONS. For purposes of this Section 7, the following definitions shall apply:

                           (A) "OPTION" shall mean Rights, options or warrants
to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, other than such Rights, options or warrants granted to employees, directors or bona fide consultants of the Company pursuant to plans or arrangements approved by the Company's board of directors.

                           (B) "CONVERTIBLE SECURITIES" shall mean any evidences
of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (C) "ADDITIONAL SHARES OF COMMON STOCK" shall mean
all shares of Common Stock issued (or, pursuant to Section 7(d)(x) below, deemed to be issued) by the Company after the Issue Date.

                           (D) "RIGHTS TO ACQUIRE COMMON STOCK" (or "RIGHTS")
shall mean all rights issued by the Company to acquire Common Stock whether by exercise of a warrant, option or similar call, or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

                  (ii) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (iii) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the Issue Date shall make or issue a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common


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Stock outstanding immediately prior to such issuance and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares of Common Stock issuable in payment of such dividend or distribution.

                  (iv) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time, or from time to time after the Issue Date shall make or issue, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or other assets or properties (including, without limitation, cash dividends), then and in each such event provision shall be made so that the Holder of this Note shall receive in addition to the number of shares of Common Stock receivable upon conversion of this Note, the amount of securities of the Company or other assets or properties that they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or other assets or properties receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the Holder of this Note; PROVIDED that, in the event rights or benefits under such securities, assets or properties shall terminate prior to the time that the Holder of this Note may elect to convert this Note into shares of Common Stock, such amount of securities, assets or properties that the Holder would have received had such Holder converted his or her notes immediately prior to the distribution shall be distributed to the Holder of this Note on the date the securities, assets or properties are distributed to the holders of Common Stock.

                  (v) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of this Note shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, stock dividend or reorganization, reclassification, merger, consolidation or asset sale provided for elsewhere in this Section 7), then and in each such event the Holder of this Note (whether then outstanding or thereafter issued) shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which this Note might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (vi) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR ASSET SALES. If at any time after the Issue Date there is a tender offer, exchange offer, merger, consolidation, recapitalization, sale of all or substantially all of the Company's assets or reorganization involving the Common Stock (collectively, a "CAPITAL REORGANIZATION") (other than a merger, consolidation, sale of assets, recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 7), as part of such Capital Reorganization, subject to Section 6, provision shall be made so that the Holder of this Note will thereafter be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect to such stock, securities or other property by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 7 with respect to the rights of the Holder of this Note after the Capital


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Reorganization to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Note) will be applicable after that event and be as nearly equivalent as practicable to the conversion rights of the Holder of this Note prior to such Capital Reorganization. In the event that the Company is not the surviving entity of any such Capital Reorganization, this Note shall become a Note of such surviving entity, with the holder of such Note having the same powers, rights and preferences as provided herein. The adjustment provided in this Section 7(d)(vi) shall not impact the rights of the Holder of this Note set forth in Section 8.

         (vii) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder of this Note against impairment to the extent required hereunder. Nothing in this Section 7 shall affect the continued accrual of interest on this Note in accordance with the terms of this Note.

         (viii) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of this Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment are based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of the Holder of this Note, furnish or cause to be furnished to the Holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of this Note. Despite such adjustment or readjustment, the form of this Note, if the same shall reflect the initial or any subsequent Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Note, which shall control.

         (ix)     NOTICE OF RECORD DATE.  In the event:

                  (A) that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

                  (B) that the Company subdivides or combines its outstanding shares of Common Stock;

                  (C) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon);

                  (D) of any Capital Reorganization; or

                  (E) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

         THEN the Company shall cause to be filed at its principal office, and shall cause to be mailed to the Holder of this Note at their last addresses as shown on the records of the Company, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days prior to the date specified in
(B) below, a notice stating

                  (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                  (B) the date on which such reclassification, Capital Reorganization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, Capital Reorganization, dissolution or winding up.

         (x) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK. If the Company at any time or from time to time after the Issue Date issues (other than pursuant to the Transaction Documents) any Options or Convertible Securities or Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights to Acquire Common Stock or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue; PROVIDED, HOWEVER, that in any such case:

                  (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options, Rights or conversion or exchange of such Convertible Securities;

                  (B) Upon the expiration or termination of any unexercised Option, Right or Convertible Security issued or granted after the Issue Date, the Conversion Price shall be adjusted immediately to reflect the applicable Conversion Price which would have been in effect had such Option, Right or Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

                  (C) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the Conversion Price adjustment that was originally made upon the issuance of such Option, Right or Convertible Security which were not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

         8.       REPURCHASE RIGHT UPON A CHANGE OF CONTROL.

                  (a) In the event that a Change of Control shall occur at any time after the first (1st) anniversary of the Issue Date, then each Holder shall have the right for ninety (90) days after delivery of the Company Notice (the "REPURCHASE RIGHT"), at the Holder's option to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase this Note in its entirety, or any portion of the principal amount hereof requested by the Holder that is equal to $10,000 or any integral multiple thereof. The date of such repurchase (the "REPURCHASE DATE") shall be thirty
(30) days after the date the Company Notice (as defined in Section 8(b)) is required to be delivered. The repurchase price in the event of such Change of Control shall be equal to the Redemption Price.

                           (i) "CHANGE OF CONTROL" means (a) the acquisition of
ownership, directly or indirectly, beneficially or of record, by any Person or Group of shares representing a majority of the voting securities of the Company;
(b) any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation) such that the outstanding shares of the Common Stock (or securities which are convertible into or exchangeable for Common Stock) are exchanged for or converted into securities which represent less than a majority of the voting securities of the surviving entity; (c) any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation) such that the Company's shareholders immediately prior to such transaction or series of transactions own less than a majority of the voting securities of the surviving entity; (d) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company's assets; or
(e) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

                           (ii) "CONVERSION VALUE" of this Note as of a
particular date means the value that the Holder would be entitled to receive upon (a) conversion of this Note at the Conversion Price in effect as of such date, followed by (b) the subsequent sale of the Conversion Shares received thereby at the greater of the last Closing Price per Share of Common Stock immediately prior to the time (A) of the closing of a repurchase of this Note or
(B) of the event triggering the right to repurchase.

                           (iii) "CLOSING PRICE PER SHARE OF COMMON STOCK" means
the price of one share of Common Stock determined as follows:

                                 (A) If the Common Stock is approved for trading
on the Nasdaq National Market System or the Nasdaq Small-Cap Market, the last reported "BID" price thereon on the date of valuation;

                                 (B) If clause (A) above does not apply and the
Common Stock is listed on New York Stock Exchange or the American Stock Exchange, the closing bid price on such exchange on the date of valuation;

                                 (C) If neither clause (A) nor clause (B) above
applies but the Common Stock is quoted in the over-the-counter market, another recognized exchange, on the pink sheets or bulletin board, (I) the last sales price on the date of valuation or, if there is no such sales price, (II) the mean between the last reported "BID" and "ASKED" prices thereof on the date of valuation; and

                                 (D) If neither clause (A), (B) or (C) above
applies, the market value as determined by a nationally recognized investment banking firm or other nationally recognized financial advisor retained by the Company and reasonably acceptable to the Holder for such purpose, taking into consideration, among other factors, the earnings history, book value and prospects for the Company, and the prices at which shares of Common Stock recently have been traded. Such determination shall be conclusive and binding on all persons.

                           (iv) "REDEMPTION PRICE" of this Note as of a
particular date means the greater of (A) the Conversion Value or (B) the sum of
(i) the Face Amount of this Note as of such date, (ii) accrued but unpaid interest hereon as of such date, and (iii) unpaid delay or default amounts thereon as of such date.

                  (b) Not later than three (3) days prior to the date of a Change of Control after the first anniversary of the Issue Date, the Company shall give to the Holder of this Note notice (the "COMPANY NOTICE"), of the Change of Control and of the Repurchase Right set forth herein arising as a result thereof. Each notice of a Repurchase Right shall be mailed to the Holder of this Note at their last address as shown on the records of the Company and shall state:

                           (i) the Repurchase Date;

                           (ii) the date by which the Repurchase Right must
exercised;

                           (iii) the Redemption Price;

                           (iv) a description of the procedure which the Holder
must follow to exercise a Repurchase Right, and the place or places where this
Note is to be surrendered for payment of the Redemption Price;

                           (v) that on the Repurchase Date the Redemption Price
will become due and payable upon this Note, and that interest thereon shall cease to accrue on and after said date;

                           (vi) the Conversion Price then in effect, the date on
which the right to convert the principal amount of this Note to be repurchased will terminate and the place where this Note may be surrendered for conversion; and

                           (vii) the place or places that this Note shall be
delivered upon exercise of a Repurchase Right.

         No failure of the Company to give the foregoing notices or defect therein shall limit the Holder's right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of this Note.

         If any of the foregoing provisions or other provisions of this Section 8 are inconsistent with applicable law, such law shall govern.

                  (c) To otherwise exercise a Repurchase Right, the Holder shall deliver to the Company on or before the fifteenth (15th) day after the date of the Company Notice written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the Face Amount, interest and unpaid delay or default amounts of this Note, and a statement that an election to exercise the Repurchase Right is being made thereby. Such written notice shall be irrevocable, except that the right of the Holder to convert this Note shall continue until midnight (Eastern Time) on the business day immediately preceding the Repurchase Date.

                  (d) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Holder of this Note the Redemption Price, in cash within three (3) trading days after the Repurchase Date.

                  (e) If this Note (or any portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the Redemption Price, shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of seventeen percent (17.0%) per annum, and this Note shall remain convertible into Common Stock until the principal of this Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

                  (f) When this Note is repurchased only in part it shall be surrendered to the Company and the Company shall execute and make available for delivery to the Holder of this Note without service charge, a new Note, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

         9.       EVENTS OF DEFAULT.

                  (a) DEFINITION. For purposes of this Note, an "EVENT OF DEFAULT" shall be deemed to have occurred if:

                           (i) the Company fails to pay when due the principal
of or premium, if any, or interest on this Note when due at its stated maturity, upon required repurchase, upon declaration or acceleration or otherwise;

                           (ii) (A) the Company or any of its Subsidiaries makes
an assignment for the benefit of creditors, (B) an order, judgment or decree is entered adjudicating the Company or any of its Subsidiaries bankrupt or insolvent, (C) any order for relief with respect to the Company or any of its Subsidiaries is entered under the Bankruptcy Reform Act, Title 11 of the United States Code, (D) the Company or any of its Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any of its Subsidiaries or of any substantial part of the assets of the Company or any of its

Subsidiaries, or commences any proceeding relating to the Company or any of its Subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or (E) any such petition or application is filed, or any such proceeding is commenced, against the Company or any of its Subsidiaries and either (1) the Company or any of its Subsidiaries by any act indicates its approval thereof, consent thereto or acquiescence therein or (2) such petition, application or proceeding is not dismissed within forty-five (45) days;

                           (iii) the Company or any of its Subsidiaries defaults
under any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, the aggregate outstanding principal amount of which exceeds $1,000,000, other than indebtedness owed to the Company or any of its Subsidiary, whether such indebtedness or guarantee now exists, or is created after the date hereof;

                           (iv) the Company fails to comply with its obligations
under Section 7 or Section 8 of this Note; or

                           (v) the Company fails to comply with any of the
covenants set forth in Sections 4(c), 4(d), 4(e)(i), 4(h) and 4(i) hereof.

                  (b) CONSEQUENCES OF EVENTS OF DEFAULT.

                           (i) If an Event of Default has occurred pursuant to
Sections 9(a)(i) or (iv) of this Note, then the Holder of the Note may declare all or any portion of the outstanding principal amount of and accrued but unpaid interest and unpaid delay or default amounts on the Note due and payable and demand immediate payment of the Redemption Price as of the date of such Event of Default. If an Event of Default specified in Section 9(a)(ii) occurs, this Note shall automatically and immediately become due and payable at the Redemption Price as of the date of such Event of Default.

                           (ii) If an Event of Default has occurred pursuant to
Sections 9(a)(iii) or (v) of this Note, then (in addition to the other remedies available) the Holder may declare, by written notice to the Company, all or any portion of this Note due and payable at the applicable Redemption Price.

                           (iii) During the continuance of an Event of Default,
the interest on this Note shall accrue at a rate of seventeen percent (17.0%) per annum (based on a year of 365 days) on the Face Amount, plus any accrued but unpaid interest and unpaid delay or default amounts hereon.

                           (iv) Subject to the other provisions of this Note,
each Holder of any portion of this Note shall also have, upon the occurrence and continuance of an Event of Default, any other rights which such Holder may have pursuant to applicable law or contract.

         10. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

         11. PLACE OF PAYMENT. Payments of principal and interest and all notices and other communications to the Investor hereunder or with respect hereto are to be delivered to the Investor at the address identified on the signature page of the Investor Rights Agreement or to such other address or to the attention of such other person as specified by prior written notice to the Company, including any transferee of this Note.

         12. COSTS OF COLLECTION. In the event that the Company fails to pay when due (including, without limitation upon acceleration in connection with an Event of Default) the full amount of principal and/or interest hereunder, the Company shall indemnify and hold harmless the Holder of any portion of this Note from and against all reasonable costs and expenses incurred in connection with the enforcement of this provision or collection of such principal and interest, including, without limitation, reasonable attorneys' fees and expenses.

         13. WAIVERS. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         14. BENEFITS OF THE INVESTOR RIGHTS AGREEMENT. The Investor and all transferees (to the extent permitted in the Investor Rights Agreement) shall be entitled to the rights and benefits granted to them in the Investor Rights Agreement.

         15.      REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY.

                  (a) REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY. The Company shall keep at its principal executive offices a register (the register maintained in such being herein sometimes collectively referred to as the "NOTE REGISTER") in which the Company shall provide for the registration of this Note and of transfers and exchanges of this Note. Subject to the provisions of the Investor Rights Agreement regarding restrictions on transfer and provided the transferee agrees to be bound by the terms of the Investor Rights Agreement, upon surrender for registration of transfer of this Note at its principal executive office, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes in denominations of not less than $1,000,000 each (provided that if necessary to enable the registration by the Holder of this entire Note, one Note may be in a denomination of less than $1,000,000) or integral multiples thereof, of a like aggregate principal amount and bearing such restrictive legends as may be required by law.

         At the option of a Holder, this Note may be exchanged for one or more other Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by law upon surrender of this Note at the Company's principal executive offices. Whenever this Note is so surrendered for exchange, the Company shall execute and make available for delivery the Note which the Holder is entitled to receive upon such exchange.

         Any Note issued upon any registration of transfer or exchange of this Note shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits as the Note surrendered upon such registration of transfer or exchange.

         If this Note is presented or surrendered for registration of transfer or for exchange it shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of this Note.

                  (b) MUTILATED, DESTROYED, LOST AND STOLEN NOTE. If this Note becomes mutilated and is surrendered to the Company, the Company shall execute and make available for delivery in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company (i) evidence to its reasonable satisfaction of the destruction, loss or theft of this Note and (ii) such security or indemnity as may be required by the Company to save itself harmless, then, in the absence of notice to the Company that this Note has been acquired by a protected purchaser, the Company shall execute and make available for delivery, in lieu of such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay the amount required to be paid hereunder with respect to this Note, subject to the Holders' conversion rights pursuant to
Section 7 hereof.

         Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Note.

         16. GOVERNING LAW. THIS NOTE AND THE RIGHTS AND DUTIES OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, CONSTRUED IN AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED ENTIRELY WITHIN THAT STATE. THE COMPANY AND THE HOLDER HEREBY SUBMIT TO THE EXCLUSIVE PERSONAL JURISDICTION AND WAIVE ANY OBJECTION AS TO VENUE IN EITHER (I) THE STATE OF DELAWARE OR (II) THE COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. THE COMPANY AND THE HOLDER WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE.

         17. TRANSFEREES.

                  (a) The provisions hereof shall inure to the benefit of, to be binding upon and be enforceable by, any Transferee.

                  (b) Notwithstanding anything to the contrary in this Note, any Transfer permitted or required by this Note shall be in compliance with federal and state securities laws, including without limitation the Securities Act. Notwithstanding anything to the contrary in this Note, the Holder agrees (and, by its acceptance of this Note, each Transferee will be deemed to agree) that prior to the earlier of the expiration of the applicable holding period under Rule 144(a) of the Securities Act or registration of the Conversion Shares, that without the Company's consent, it shall not Transfer this Note to any Person that that is not an Affiliate of such Holder or an Institutional Investor. An "Institutional Investor" shall be defined as a "qualified institutional buyer" (as such term is defined under Rule 144A promulgated under the Securities Act or any successor law, rule or regulation) or "accredited investor" (as such term is defined under Regulation D promulgated under the Securities Act, or any successor law, rule or regulation).

         18. OTHER DEFINITIONS.

         The following terms as used in this Note shall have the following meanings:

                  (a) "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person; PROVIDED that beneficial ownership of 5% or more of voting interests of a Person shall be deemed "control".

                  (b) "beneficial owner" or "beneficially own" has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Common Stock or other voting stock of the Company shall be calculated in accordance with the provisions of such Rule; PROVIDED, HOWEVER, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of such Person's execution hereof.

                  (c) "Board of Directors" means the board of directors of the Company.

                  (d) "business day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in San Francisco, California.

                  (e) "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes, without limitation, any and all shares of Common Stock and Preferred Stock.

                  (f) "Common Stock" means the Company's common stock, par value $0.001 per share, and any securities issued in respect thereof, or in substitution therefore, in connection with any stock split, dividend or combination, or any reclassification, recapitalizations, merger, consolidation, exchange or other similar reorganization.

                  (g) "Company" means TRIANGLE PHARMACEUTICALS, Inc., together with its successors by merger or otherwise.

                  (h) "Conversion Shares" means the shares of Common Stock issuable upon the conversion of this Note.

                  (i) "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  (j) "Encumbrance" means any security interest, pledge, mortgage, Lien (statutory or other), charge, option to purchase, lease or otherwise acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement).

                  (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (l) "Fiscal Year" means the fiscal year of the Company ending on December 31 of each year.

                  (m) "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

                  (n) "Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

                  (o) "Holder" means any noteholder and any other holder of this Note (including any direct or indirect Transferees of a noteholder) entitled to the rights, and bound by the obligations, under this Note.

                  (p) "HSR Act" means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

                  (q) "Incur" means issue, create, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

                  (r) "Indebtedness" means, with respect to any Person on any date of determination (without duplication) (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all capital lease obligations, (v) all guaranteed indebtedness, (vi) all Indebtedness referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (but only to the extent of the fair market value of such property in the case of such indebtedness that has not been assumed by such Person) and (vii) all liabilities under Title IV of the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time and any regulations promulgated thereunder.

                  (s) "Investor Rights Agreement" means the Investor Rights Agreement, dated as of December ___, 2002, between the Company and the Investor.

                  (t) "Issue Date" shall mean December ___, 2002, the date of the issuance of this Note.

                  (u) "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest as to assets owned by the relevant Person under the Uniform Commercial Code or comparable law of any jurisdiction).

                  (v) "Note Documents" means the Investor Rights Agreement, this Note and any other document, instrument or agreement entered into between Company and the Holders in connection with this foregoing, all as amended or extended from time to time.

                  (w) "Officer" means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Corporate Controller or the Secretary of the Company.

                  (x) "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

                  (y) "Permitted Indebtedness" means, with respect to the Company, (i) taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms hereof; (ii) obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iv) Indebtedness as set forth in any documents filed under the Exchange Act; and (v) Indebtedness that is subordinated and junior in right of payment to this Note.

                  (z) "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

                  (aa) "Permits" means all material licenses, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental authorities and all industry or other non-governmental self-regulatory organizations.

                  (bb) "Preferred Stock" means, with respect to the Company, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Common Stock.

                  (cc) "SEC" means the U.S. Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act and other federal securities laws.

                  (dd) "Securities Act" means the Securities Act of 1933, as amended.

                  (ee) "Subsidiary" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entry of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

                  (ff) "Transaction Documents" means the Investor Rights Agreement, this Note, the Merger Agreement and any other document, instrument or agreement entered into between Company and the Holder in connection with this foregoing, all as amended or extended from time to time.

                  (gg) "Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, this Note.

                  (hh) "Transferee" means any Person to whom any Holder or any Transferee thereof Transfers this Note of the Company in accordance with the terms hereof.

The words "hereof", "herein" and "hereunder" and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision of this Note, and Section references are to this Note unless otherwise specified.

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         19. DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, Default or noncompliance by another party under the Note Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, Default or noncompliance, or any acquiescence therein, or of or in any similar breach, Default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holders' part of any breach, Default or noncompliance under the Note Documents or any waiver on such party's part of any provisions or conditions of the Note Documents, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Note Documents, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

         20. SURVIVAL. The warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall continue as long as this Note is outstanding or issuable.

         21. SUBORDINATION. The indebtedness evidenced by this Note is hereby expressly subordinated in right and time of payment to the prior payment in full of the Company's indebtedness to Abbott Laboratories pursuant to the letter agreement dated July 30, 2002, including any renewals or extensions thereof (the "SENIOR INDEBTEDNESS").

         If an event of default has occurred with respect to the Senior Indebtedness, permitting the Holder thereof to accelerate the maturity thereof, then unless and until such event of default shall have been cured or waived or shall have ceased to exist, or the Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note.

         Nothing contained in the preceding paragraphs shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder hereof the principal hereof and interest hereon as and when the same shall become due and payable, or shall prevent the Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, all subject to the rights, if any, of the holders of Senior Indebtedness under the preceding paragraphs to amounts otherwise payable or deliverable to the Holder pursuant to this Note.

         22.      NASDAQ LIMITATION ON CONVERSION OF SHARES.

                  Notwithstanding anything to the contrary contained herein, until the requisite vote under the rule and regulation of the Nasdaq Stock Market (the "Requisite Vote") is obtained, the number of shares of Common Stock that may be acquired by the Holder upon conversion of this

Note pursuant to the terms hereof shall not exceed the number of shares which the Holder shall, in the aggregate, be entitled to convert without violating the rules and regulations of the Nasdaq Stock Market. This Section 22 shall terminate and be of no further force and effect when the Requisite Vote is obtained.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered, this NOTE on December ___, 2002.


                                            COMPANY:


                                            TRIANGLE PHARMACEUTICALS, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            INVESTOR:


                                            GILEAD SCIENCES, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title: